Exhibit 99.1

Cable One Reports Preliminary Estimated Third Quarter 2020 Results

October 26, 2020 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today provided preliminary estimated results for the quarter ended September 30, 2020. The Company is making this announcement because the same information will be provided to potential investors in connection with a proposed offering of debt securities.

Preliminary Estimated Financial Results for the Quarter Ended September 30, 2020

●	The Company expects revenues to be in the range of $333 million to $339 million.

●	The Company expects net income to be in the range of $62 million to $66 million.

●	The Company expects Adjusted EBITDA(1) to be in the range of $170 million to $174 million.

(1)
Adjusted EBITDA is defined in the section of this press release entitled “Use of Non-GAAP Financial Measures”. Refer to the “Reconciliation of Non-GAAP Measure” table within this press release for a reconciliation of Adjusted EBITDA to net income.

Residential Data Subscriber Information for the Quarter Ended September 30, 2020

●
Residential data subscribers grew by approximately 26,000 on a sequential basis during the quarter ended September 30, 2020, which included approximately 5,000 subscribers from the Company’s acquisition of Valu-Net LLC on July 1, 2020.

Conference Call

As previously announced, Cable One will host a conference call with the financial community to discuss its final results for the third quarter of 2020 on Thursday, November 5, 2020, at 5 p.m. Eastern Time (ET). The conference call will be available via a live audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-844-378-6483 (Canada: 1-855-669-9657 or International: 1-412-542-4178). Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.  Cable One will issue a press release reporting its final results for the third quarter after market close on Thursday, November 5, 2020.

Note Regarding Preliminary Estimated Financial Results

The Company’s preliminary estimates of the consolidated financial data included in this press release are based solely on information available to it as of the date hereof and are inherently uncertain and subject to change. The Company has provided a range for the preliminary estimated financial data included in this press release because its closing procedures for the third quarter of 2020 are not yet complete. The Company’s preliminary estimates contained in this press release are forward-looking statements. The Company’s actual results remain subject to the completion of management’s final review and the Company’s other closing procedures. Accordingly, you should not place undue reliance on this preliminary financial data, which may differ materially from the actual results for the third quarter.

These preliminary estimates are not a comprehensive statement of the Company’s consolidated financial results for the third quarter of 2020, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP (as defined below). In addition, these preliminary estimates for the third quarter of 2020 are not necessarily indicative of the results to be achieved in any future period. The Company’s actual financial results for the third quarter of 2020 may differ from these preliminary estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between the date hereof and the time that financial information for the third quarter of 2020 is finalized.

The preliminary financial data included in this press release have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this preliminary financial data, nor has it expressed any opinion or any other form of assurance with respect thereto.

Use of Non-GAAP Financial Measures

The Company uses Adjusted EBITDA, a measure that is not defined by generally accepted accounting principles in the United States (“GAAP”), to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income reported in accordance with GAAP. See the “Reconciliation of Non-GAAP Measure” table within this press release for a reconciliation of Adjusted EBITDA to net income.

“Adjusted EBITDA” is defined as net income plus interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, severance expense, (gain) loss on deferred compensation, acquisition-related costs, (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, other (income) expense and other unusual expenses, as provided in the “Reconciliation of Non-GAAP Measure” table within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.

The Company uses Adjusted EBITDA to assess its performance. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit facilities to determine compliance with the covenants contained in the Company’s credit agreement. Adjusted EBITDA is also a significant performance measure used by the Company in its annual incentive compensation program. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes that Adjusted EBITDA is useful to investors in evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measure of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One

Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 900,000 residential and business customers in 21 states through its Sparklight® and Clearwave™ brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

Contacts

Trish Niemann	Steven Cochran

Senior Director, Corporate Communications	Senior Vice President and Chief Financial Officer

602-364-6372	investor_relations@cableone.biz

patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from the COVID-19 pandemic on the Company and future responses. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K, Form 10-Q for the quarterly period ended March 31, 2020 (“First Quarter 2020 Form 10-Q”) and the Form 10-Q for the quarterly period ended June 30, 2020 (together with the First Quarter 2020 Form 10-Q, the “2020 Form 10-Qs”) as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on its business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in its markets;

●	recent and future changes in technology;
●	its ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	its ability to obtain hardware, software and operational support from vendors;
●	the effects of any acquisitions and strategic investments by the Company;
●
risks relating to the Company’s initial minority ownership position in Mega Broadband Investments Holdings LLC (“MBI”), including its ability to appoint only a minority of members of the board of managers of MBI, the fact that the managers of MBI will not owe the same fiduciary duties to the Company that directors of a corporation would owe to stockholders, and the limited category of transactions for which the Company’s consent will be needed under MBI’s operating agreement;

●
uncertainties related to the exercise of the call option or the put option in the MBI investment, including the Company’s ability to finance the purchase of the remaining membership interests in MBI on terms acceptable to the Company or at all;

●	risks that its rebranding may not produce the benefits expected;
●	damage to its reputation or brand image;
●	risks that the implementation of its new enterprise resource planning system disrupts business operations;
●	adverse economic conditions;
●	the integrity and security of its network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	its failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	its ability to retain key employees (who the Company refers to as associates);
●	legislative or regulatory efforts to impose network neutrality and other new requirements on its data services;
●	additional regulation of its video and voice services;
●	its ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of its level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of its indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing its obligations to service its variable rate indebtedness to increase significantly;
●	its ability to incur future indebtedness;
●	fluctuations in the Company’s stock price;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes and the liabilities for directors; and
●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K and the 2020 Form 10-Qs.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Reconciliation of Non-GAAP Measure

The following table presents a reconciliation of the Company’s preliminary estimated Adjusted EBITDA to preliminary estimated net income, the most comparable GAAP financial measure, for the three months ended September 30, 2020 and 2019, respectively.

	For the three months ended September 30,
	2020*		2019*
	Low	High
(unaudited)	(estimated)		(actual)
(in millions)
Net income	$62	$66	$50
Plus: Interest expense	18	18	16
Income tax provision	16	16	16
Depreciation and amortization	71	71	49
Equity-based compensation	4	4	3
Severance expense	-	-	0
Loss on deferred compensation	0	0	0
Acquisition-related costs	1	1	1
Loss on asset sales and disposals, net	2	2	2
System conversion costs	0	0	1
Rebranding costs	1	1	3
Other income, net	(3)	(3)	(2)
Adjusted EBITDA	$170	$174	$140

__________________
*Amounts may not sum due to rounding.